Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS THIRD QUARTER OF FISCAL YEAR 2011 RESULTS

•                  Net sales up 32.4% to $264.7 million compared to $199.9 million for the same quarter last fiscal year

•                  GAAP Earnings per Share of $0.96 per basic share and $0.52 per diluted share

•                  Adjusted EBITDA of $53.1 million and $151.7 million for the quarter and nine month period ended December 31, 2010, respectively

Greenville, South Carolina (February 3, 2011) - KEMET Corporation (NYSE: KEM) today reported preliminary results for the third fiscal quarter ended December 31, 2010.  Net sales for the quarter ended December 31, 2010 were $264.7 million, which is a 32.4% increase over the same quarter last fiscal year and a 6.5% increase over the prior fiscal quarter ended September 30, 2010 of $248.6 million.

On a U.S. GAAP basis, net income was $27.2 million, or $0.96 per basic share and $0.52 per diluted share for the third quarter of fiscal year 2011 compared to a net loss of $1.8 million or $(0.07) per basic and diluted share for the same quarter last year.  The current fiscal quarter included $1.1 million of restructuring charges primarily associated with the relocation of equipment and $1.0 million of debt and stock registration related fees.  The third quarter of fiscal year 2010 included $1.3 million of restructuring charges and a $0.7 million loss on write down of long-lived assets.

Non-U.S. GAAP Adjusted net income was $33.1 million or $1.17 per basic share and $0.64 per diluted share for the current fiscal quarter compared to a Non-U.S. GAAP Adjusted net income of $4.7 million, or $0.18 per basic share and $0.10 per diluted share for the same quarter last year.

All share and per share data gives effect to the November 2010 one-for-three reverse stock split.

“The quarter continued our trend of strong sales as demand remained solid in all of our geographic regions and segments making this our seventh straight quarter of increasing revenue,” said Per Loof KEMET’s Chief Executive Officer.  “We accomplished another of our goals during this quarter by relisting on the New York Stock Exchange and thereby obtaining greater visibility of the company to both new and existing shareholders.  The management team remains focused on the fundamentals that will continue to bring increased value to our shareholders,” continued Loof.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol ‘KEM’ (NYSE: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning April 1, 2011, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principle raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xii) volatility of financial and credit markets which would affect our access to capital; (xiii) needing to reduce costs of our products to remain competitive; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; and (xv) exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarters Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009

Net sales	$264,654	$199,923	$757,036	$523,355

Operating costs and expenses:
Cost of sales	192,132	163,670	553,888	442,082
Selling, general and administrative expenses	27,453	22,162	76,667	60,697
Research and development	6,947	5,637	19,202	15,985
Restructuring charges	1,102	1,322	5,197	2,589
Write down of long-lived assets	—	656	—	656
Net (gain) loss on sales and disposals of assets	29	240	(1,406)	498
Total operating costs and expenses	227,663	193,687	653,548	522,507
Operating income	36,991	6,236	103,488	848

Other (income) expense:
Interest income	(28)	(14)	(133)	(147)
Interest expense	7,756	7,434	22,548	19,744
Increase in value of warrant	—	—	—	81,088
(Gain) loss on early extinguishment of debt	—	—	38,248	(38,921)
Other (income) expense, net	1,471	688	(1,647)	6,199
Income (loss) before income taxes	27,792	(1,872)	44,472	(67,115)
Income tax expense (benefit)	625	(93)	2,493	2,649
Net income (loss)	$27,167	$(1,779)	$41,979	$(69,764)

Net income (loss) per share (basic)	$0.96	$(0.07)	$1.53	$(2.59)
Net income (loss) per share (diluted)	$0.52	$(0.07)	$0.82	$(2.59)

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	December 31, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127,772	$79,199
Accounts receivable, net	147,630	137,385
Inventories, net	207,506	150,508
Prepaid expenses and other	15,421	18,790
Deferred income taxes	6,052	2,129
Total current assets	504,381	388,011
Property and equipment, net of accumulated depreciation of $721,744 and $686,958 as of December 31, 2010 and March 31, 2010, respectively	298,331	319,878
Intangible assets, net	19,797	21,806
Other assets	11,355	11,266
Total assets	$833,864	$740,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$41,650	$17,880
Accounts payable, trade	90,164	78,829
Accrued expenses	70,885	63,606
Income taxes payable	2,530	1,096
Total current liabilities	205,229	161,411
Long-term debt, less current portion	230,611	231,629
Other non-current obligations	57,514	55,626
Deferred income taxes	10,650	8,023

Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 39,508 and 29,508 shares at December 31, 2010 and March 31, 2010, respectively	395	295
Additional paid-in capital	479,201	479,705
Retained deficit	(108,810)	(150,789)
Accumulated other comprehensive income	14,667	11,990
Treasury stock, at cost (2,403 and 2,463 shares at December 31, 2010 and March 31, 2010, respectively)	(55,593)	(56,929)
Total stockholders’ equity	329,860	284,272

Total liabilities and stockholders’ equity	$833,864	$740,961

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended December 31,
	2010	2009
Sources (uses) of cash and cash equivalents
Operating activities:
Net income (loss)	$41,979	$(69,764)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on early extinguishment of debt	38,248	(38,921)
Increase in value of warrant	—	81,088
Depreciation and amortization	41,303	39,191
Amortization of debt discount and debt issuance costs	3,964	9,586
Write down of long-lived assets	—	656
Net (gain) loss on sales and disposals of assets	(1,406)	498
Stock-based compensation expense	911	1,788
Change in deferred income taxes	(1,186)	(751)
Change in operating assets	(64,485)	1,653
Change in operating liabilities	17,658	11,895
Other	(1,885)	(997)
Net cash provided by operating activities	75,101	35,922

Investing activities:
Capital expenditures	(19,559)	(7,593)
Proceeds from sales of assets	5,425	—
Change in restricted cash	—	(1,495)
Net cash used in investing activities	(14,134)	(9,088)

Financing activities:
Proceeds from issuance of debt	227,525	58,949
Payments of long-term debt	(230,300)	(51,628)
Net payments under other credit facilities	(2,626)	(650)
Debt issuance costs	(7,750)	(4,206)
Debt extinguishment costs	(207)	(3,605)
Proceeds from exercise of stock options	21	—
Net cash used in financing activities	(13,337)	(1,140)
Net increase in cash and cash equivalents	47,630	25,694
Effect of foreign currency fluctuations on cash	943	76
Cash and cash equivalents at beginning of fiscal period	79,199	39,204
Cash and cash equivalents at end of fiscal period	$127,772	$64,974

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income”, “Adjusted net income per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income and Adjusted Net Income Per Share

“Adjusted net income” and “Adjusted net income per share” represent net income/loss and net income/loss per share excluding increase in value of warrant, gain/loss on early extinguishment of debt, ERP integration costs, restructuring charges related primarily to equipment moves and employee severance, gain/loss on sales and disposals of assets, amortization related to debt issuance costs and debt discount, debt and stock registration related fees, cancellation of incentive plan, write down of long-lived assets, foreign exchange transaction gain/loss, stock-based compensation expense, write off of capitalized advisor fee and gain on licensing of patents.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income/loss to Non-U.S. GAAP adjusted net income/loss:

	Quarters Ended			Nine Months Ended
	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
	(Unaudited) (Amounts in thousands, except per share data)
GAAP

Net sales	$264,654	$248,588	$199,923	$757,036	$523,355

Net income (loss)	$27,167	$34,911	$(1,779)	$41,979	$(69,764)
Basic net income (loss) per share	$0.96	$1.29	$(0.07)	$1.53	$(2.59)
Diluted net income (loss) per share	$0.52	$0.68	$(0.07)	$0.82	$(2.59)

Excluding the following items (Non-GAAP)

Net income (loss)	$27,167	$34,911	$(1,779)	$41,979	$(69,764)
Adjustments:
Restructuring charges	1,102	2,303	1,322	5,197	2,589
Amortization included in interest expense	1,210	830	3,703	3,964	9,586
Foreign exchange transaction (gain) loss	1,785	(2,679)	562	378	6,199
Stock-based compensation expense	429	333	168	911	1,788
(Gain) loss on sales and disposals of assets	29	(1,770)	240	(1,406)	498
Debt and stock registration related fees	950	—	—	950	—
ERP integration costs	602	375	—	1,257	—
Gain on licensing of patents	—	(2,000)	—	(2,000)	—
Write down of long lived assets	—	—	656	—	656
(Gain) loss on early extinguishment of debt	—	—	—	38,248	(38,921)
Cancellation of incentive plan	—	—	—	—	1,161
Increase in value of warrant	—	—	—	—	81,088
Write off of capitalized advisor fee	—	—	—	—	413
Income tax effect of non-GAAP adjustments (1)	(196)	(364)	(143)	(828)	528

Adjusted net income (loss) (excluding adjustments)	$33,078	$31,939	$4,729	$88,650	$(4,179)
Adjusted net income (loss) per share (excluding adjustments)
Basic	$1.17	$1.18	$0.18	$3.23	$(0.16)
Diluted	$0.64	$0.62	$0.10	$1.73	$(0.16)

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA-

Adjusted EBITDA represents net income/loss before income tax expense, net interest expense, and depreciation and amortization expense, adjusted to exclude: restructuring charges, stock-based compensation expense, debt and stock registration related fees, gain/loss on sales and disposals of assets, write down of long-lived assets, gain/loss on early extinguishment of debt, ERP integration costs, foreign exchange transaction gain/loss, increase in value of warrant and gain on licensing of patents.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following tables provide reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Q1 FY11	Q2 FY11	Q3 FY11	YTD FY11
Net income (loss)	$(20,099)	$34,911	$27,167	$41,979
Income tax expense	1,275	593	625	2,493
Interest expense, net	7,437	7,250	7,728	22,415
Depreciation and amortization expense	14,510	14,132	12,661	41,303
Stock-based compensation expense	149	333	429	911
Debt and stock registration related fees	—	—	950	950
(Gain) loss on sales and disposals of assets	335	(1,770)	29	(1,406)
Loss on early extinguishment of debt	38,248	—	—	38,248
Foreign exchange transaction (gain) loss	1,272	(2,679)	1,785	378
ERP integration costs	280	375	602	1,257
Restructuring charges	1,792	2,303	1,102	5,197
Gain on licensing of patents	—	(2,000)	—	(2,000)
Adjusted EBITDA	$45,199	$53,448	$53,078	$151,725

	Q1 FY10	Q2 FY10	Q3 FY10	YTD FY10
Net income (loss)	$25,090	$(93,075)	$(1,779)	$(69,764)
Income tax expense (benefit)	1,030	1,712	(93)	2,649
Interest expense, net	5,788	6,389	7,420	19,597
Depreciation and amortization expense	12,264	13,226	13,701	39,191
Gain on early extinguishment of debt	(38,921)	—	—	(38,921)
Stock-based compensation expense	241	1,379	168	1,788
Loss on sales and disposals of assets	206	52	240	498
Foreign exchange transaction loss	4,221	1,416	562	6,199
Increase in value of warrant	—	81,088	—	81,088
Restructuring charges	—	1,267	1,322	2,589
Write down of long-lived assets	—	—	656	656
Adjusted EBITDA	$9,919	$13,454	$22,197	$45,570